Exhibit 99.1

8400 E. Crescent Parkway, Suite 600
Greenwood Village, Colorado 80111
(303) 784-5350
www.gatossilver.com

GATOS SILVER ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Denver, CO — August 16, 2021 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) announces the departure of John Kinyon, Chief Operating Officer, from the Company effective today. The Los Gatos Joint Venture (“LGJV”) operations will report directly to Dale Andres, President of the Company.

Stephen Orr, Chief Executive Officer, stated “the Company thanks John for his outstanding contributions to the successful development and commissioning of the Cerro Los Gatos project (“CLG”). John dedicated countless hours to directing the mine’s development and building its talented operating team. Through his direction, CLG has now achieved its design production rate and is performing to expectation. John has certainly left a positive legacy, contributing to his extensive and successful career in the mining industry. “

Dale Andres recently joined Gatos Silver from Teck Resources bringing over 30 years of global operating experience in mine operations and mineral processing.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. To-date, 14 zones of mineralization have been defined within the district and all are characterized by silver-zinc-lead epithermal mineralization. More than 85% of the approximately 103,087-hectare mineral rights package has yet to be drilled, representing a highly prospective and underexplored district. As a 70% owner of the LGJV, the Company recently built and commissioned its first operating mine and mineral processing plant at the LGJV’s Cerro Los Gatos deposit.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the expected average annual production are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Certain forward-looking statements are based on assumptions, qualifications and procedures which are set out only in the technical report entitled “Los Gatos Project, Chihuahua, Mexico,” dated July, 2020 with an effective date of July 1, 2020 (the “Los Gatos Technical Report”) filed with the U.S. Securities and Exchange Commission and Canadian securities commissions. Scientific and technical disclosures in this press release were approved by Philip Pyle, Vice President of Exploration and Chief Geologist of Gatos Silver who is a “Qualified Person,” as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. For a complete description of assumptions, qualifications and procedures associated with such information, reference should be made to the full text of the Los Gatos Technical Report. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Adam Dubas
Chief Administrative Officer
investors@gatossilver.com
(303) 784-5350

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